Exhibit 99.1

EARNINGS RELEASE

Media & Investor Contacts:

Kelly Loeffler, VP, Investor Relations & Corp. Communications

IntercontinentalExchange

770-857-4726

kelly.loeffler@theice.com

Sarah Stashak, Director, Investor & Public Relations

IntercontinentalExchange

770-857-0340

sarah.stashak@theice.com

IntercontinentalExchange Reports Record Quarterly Revenues; EPS of $1.36, Up 39%

•	1Q10 Revenues of $282 MM, Up 22%

•	1Q10 Operating Income of $164 MM, Up 44%

•	1Q10 Operating Cash Flow of $102 MM, Up 50%

•	1Q10 Net Income Attributable to ICE of $101 MM; Diluted EPS of $1.36

ATLANTA, GA (May 5, 2010) — IntercontinentalExchange, Inc. (NYSE: ICE), a leading operator of regulated global exchanges and over-the-counter (OTC) markets, today reported record financial results for the first quarter of 2010, including consolidated revenues of $282 million, an increase of 22% over first quarter 2009 revenues of $232 million. First quarter 2010 consolidated net income attributable to ICE was a record $101 million, a 40% increase from first quarter 2009 net income of $72 million. Diluted earnings per share (EPS) in the first quarter rose 39% to $1.36, compared to first quarter 2009 EPS of $0.98. Adjusted net income attributable to ICE and adjusted diluted EPS increased 26% and 25%, respectively, excluding $13 million in pre-tax acquisition and restructuring charges incurred during the first quarter of 2009. For further details, please refer to the reconciliation of first quarter 2009 non-GAAP financial measures included in this press release.

Said ICE Chairman and CEO Jeffrey C. Sprecher: “ICE once again achieved solid growth on top of the industry-leading performance we delivered throughout the difficult market environment of the past two years. We have positioned the company to serve the needs of the OTC and futures markets globally, and we remain intensely focused on building our business for our customers and shareholders. Our successful expansion into new markets, clearing and continued product innovation demonstrates our leadership in delivering industry solutions. Against a backdrop of increasing demand for transparency and clearing, We believe ICE is well positioned to continue to outperform its peers.”

ICE CFO Scott Hill added: “With our strong start to 2010, we have built upon our track record of consistently delivering solid financial results and increasing shareholder value. Our strategy is to leverage our industry leading technology, depth of OTC execution, processing and clearing capabilities, diverse product and geographic profile and strong financial position. As a result, we have consistently delivered revenue and profit growth, margin expansion and industry leading returns on capital. The successful execution of our strategy is enabled by a disciplined approach to expense management and a focus on efficient capital deployment.”

First Quarter 2010 Results

Consolidated revenues in the first quarter of 2010 increased 22% to $282 million, compared to $232 million in the first quarter of 2009. Consolidated transaction and clearing revenues increased 23% to $251 million, from $203 million during the same period in 2009. The increase in transaction and clearing revenue was driven primarily by growth in commodity trading volume in ICE’s futures and OTC markets.

Transaction and clearing revenues in ICE’s futures segment totaled $123 million in the first quarter of 2010, a 25% increase from $98 million in the same period of 2009. Consolidated average daily volume in ICE’s futures segment in the first quarter of 2010 was 1,289,160 contracts, up 28% from the same period of 2009. This growth was primarily driven by ICE Brent Crude and ICE Gasoil futures, as well as increases in sugar and cotton futures and options contract volume.

First quarter 2010 transaction and clearing revenues in ICE’s global OTC segment increased 22% to $128 million, compared to $105 million for the same period in 2009. Average daily commissions (ADC) for ICE’s OTC energy business were a record $1.4 million in the first quarter of 2010, an increase of 27% from $1.1 million in the first quarter of 2009. Cleared energy contracts accounted for 97% of OTC energy contract volume during the first quarter of 2010, compared to 96% in the prior first quarter. Revenues from ICE’s credit default swap (CDS) trade execution and clearing business totaled $43 million, including $12 million from CDS clearing in the first quarter of 2010, up 13% from the first quarter of 2009, and up 8% from the fourth quarter of 2009.

Consolidated market data revenues increased 3% during the first quarter of 2010 to $27 million, compared to $26 million in the same period in 2009. Consolidated other revenues were $4 million during the first quarter of 2010, compared to $2 million in the prior first quarter.

First quarter 2010 consolidated operating expenses were $118 million, in line with the first quarter of 2009, which included $13 million in pre-tax acquisition and restructuring charges, as detailed in the non-GAAP reconciliation table in this press release.

First quarter 2010 consolidated operating income rose 44% from the prior first quarter to $164 million. First quarter 2010 operating margin rose to 58%, compared to 49% for the same period in 2009.

The effective tax rate was 34% in the first quarter of 2010 and the prior first quarter.

Consolidated cash flow from operations increased 50% from the first quarter of 2009 to $102 million in the first quarter of 2010. Capital expenditures were $5 million and capitalized software development costs totaled $6 million in the first quarter of 2010.

Unrestricted cash and short-term investments were $614 million as of March 31, 2010. At the end of the quarter, ICE had $285 million in outstanding debt.

Financial and Operating Guidance

•	ICE had 843 employees as of March 31, 2010. Headcount is expected to increase between 5% and 7% by the end of the year, excluding any personnel additions relating to merger and acquisition activity.

•

ICE’s diluted share count for the second quarter of 2010 is expected to be in the range of 74.5 million to 75.1 million weighted average shares outstanding, and the diluted share count for fiscal year 2010 is expected to be in the range of 74.5 million to 75.5 million weighted average shares outstanding. ICE’s remaining capacity in its share repurchase program is $300 million.

Earnings Conference Call Information

ICE will hold a conference call today, May 5, at 8:30 a.m. ET to review its first quarter 2010 financial results. A live audio webcast of the earnings call will be available on the company’s website at www.theice.com under About ICE/Investors & Media. Participants may also listen via telephone by dialing 888-312-3047 if calling from the United States, or +1 719-457-2607 if dialing from outside of the United States. For participants on the telephone, please place your call ten minutes prior to the start of the call.

The earnings call and related materials will be archived on the company’s website for replay. A telephone replay of the earnings call will also be available at 888-203-1112 for callers within the United States and at 719-457-0820 for callers outside of the United States. The passcode for the replay is 4405766.

Historical futures volume, rate per contract and OTC commission data can be found at:

http://ir.theice.com/supplemental.cfm

About IntercontinentalExchange

IntercontinentalExchange® (NYSE: ICE) is a leading operator of regulated futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts. ICE Futures Europe® hosts trade in half of the world’s crude and refined oil futures. ICE Futures U.S.® and ICE Futures Canada® list agricultural, currencies and Russell Index markets. ICE® is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe. ICE serves customers in more than 55 countries. www.theice.com

The following are trademarks of IntercontinentalExchange, Inc. and/or its affiliated companies: IntercontinentalExchange, IntercontinentalExchange & Design, ICE, ICE and block design, ICE Futures Canada, ICE Futures Europe, ICE Futures U.S., ICE Trust, ICE Clear Europe, ICE Clear U.S., ICE Clear Canada, The Clearing Corporation, U.S. Dollar Index, ICE Link and Creditex. All other trademarks are the property of their respective owners. For more information regarding registered trademarks owned by IntercontinentalExchange, Inc. and/or its affiliated companies, see https://www.theice.com/terms.jhtml

Forward-Looking Statements

This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding IntercontinentalExchange’s business that are not historical facts are forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. These statements are not guarantees of future performance and actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statement. The factors that might affect our performance include, but are not limited to: our business environment; conditions in global financial markets; domestic and international economic conditions; volatility in commodity prices; our ability to identify and effectively pursue acquisitions and strategic alliances and successfully integrate the companies we acquire on a cost-effective basis; changes in domestic and foreign laws, regulations or government policy; increasing competition and consolidation in our industry; our ability to minimize the risks associated with operating multiple clearing houses in multiple jurisdictions; the success of our initiative to clear credit default swaps transactions; the success of our global clearing strategy; technological developments, including clearing developments; the accuracy of our cost estimates and expectations, including, without limitation, those set forth in this press release under “Financial and Operating Guidance”; our belief that cash flows will be sufficient to service our debt and fund our working capital needs and capital expenditures at least through the end of 2011; our ability to increase the connectivity to our marketplace; maintaining existing market participants and attracting new ones; our ability to develop new products and services; protecting our intellectual property rights; not violating the intellectual property rights of others; potential adverse litigation results; our belief in our electronic platform and disaster recovery system technologies; and our ability to gain access to comparable products and services if our key technology contracts were terminated. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on February 10, 2010. These filings are also available in the Investors & Media section of our website. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligations to disclose material information under the Federal securities laws, ICE undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date of this press release.

Consolidated Unaudited Financial Statements

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenues:
Transaction and clearing fees, net	$251,062	$203,478
Market data fees	26,853	26,114
Other	3,705	1,961

Total revenues	281,620	231,553

Operating expenses:
Compensation and benefits	58,240	54,706
Professional services	8,549	7,229
Acquisition-related transaction costs	545	5,610
Selling, general and administrative	22,257	22,906
Depreciation and amortization	28,214	27,303

Total operating expenses	117,805	117,754

Operating income	163,815	113,799

Other income (expense):
Interest and investment income	726	610
Interest expense	(7,110)	(5,254)
Other expense, net	(696)	(79)

Total other expense, net	(7,080)	(4,723)

Income before income taxes	156,735	109,076
Income tax expense	53,217	36,854

Net income	$103,518	$72,222

Net income attributable to noncontrolling interest	(2,355)	—

Net income attributable to IntercontinentalExchange, Inc.	$101,163	$72,222

Earnings per share attributable to IntercontinentalExchange, Inc. common shareholders:
Basic	$1.37	$0.99

Diluted	$1.36	$0.98

Weighted average common shares outstanding:
Basic	73,676	72,671

Diluted	74,527	73,606

Consolidated Balance Sheets

(In thousands, except per share amounts)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$612,294	$552,465
Short-term restricted cash	80,829	81,970
Short-term investments	2,005	2,005
Customer accounts receivable, net	140,578	109,068
Margin deposits and guaranty funds	20,556,597	18,690,238
Prepaid expenses and other current assets	25,837	24,105

Total current assets	21,418,140	19,459,851

Property and equipment, net	91,091	91,735

Other noncurrent assets:
Goodwill	1,452,972	1,465,831
Other intangible assets, net	687,541	702,460
Long-term restricted cash	123,823	123,823
Long-term investments	17,246	23,492
Cost method investments	7,501	7,501
Other noncurrent assets	15,477	10,182

Total other noncurrent assets	2,304,560	2,333,289

Total assets	$23,813,791	$21,884,875

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$51,272	$57,288
Accrued salaries and benefits	24,095	52,185
Current portion of licensing agreement	15,922	15,223
Current portion of long-term debt	102,000	99,000
Income taxes payable	37,754	23,327
Margin deposits and guaranty funds	20,556,597	18,690,238
Other current liabilities	41,522	30,571

Total current liabilities	20,829,162	18,967,832

Noncurrent liabilities:
Noncurrent deferred tax liability, net	167,062	181,102
Long-term debt	183,000	208,500
Noncurrent portion of licensing agreement	70,461	73,441
Other noncurrent liabilities	19,204	20,353

Total noncurrent liabilities	439,727	483,396

Total liabilities	21,268,889	19,451,228

Commitments and contingencies

EQUITY
IntercontinentalExchange, Inc. shareholders’ equity:
Common stock	781	776
Treasury stock, at cost	(356,803)	(349,646)
Additional paid-in capital	1,696,792	1,674,919
Retained earnings	1,150,288	1,049,125
Accumulated other comprehensive income	18,468	24,558

Total IntercontinentalExchange, Inc. shareholders’ equity	2,509,526	2,399,732
Noncontrolling interest in consolidated subsidiaries	35,376	33,915

Total equity	2,544,902	2,433,647

Total liabilities and equity	$23,813,791	$21,884,875

Non-GAAP Financial Measures and Reconciliation

ICE presents adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE as additional information regarding our operating results. These measures are not in accordance with, or an alternative to, U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. Investors should not rely on any single financial measure when evaluating our business. ICE strongly recommends that investors review the GAAP financial measures included in this press release and its Annual Report on Form 10-K, and Form 10-Q, including ICE’s consolidated financial statements and the notes thereto.

When viewed in conjunction with ICE’s GAAP results and the accompanying reconciliation, ICE believes these adjusted measures provide greater transparency and a more complete understanding of factors affecting our business than GAAP measures alone. ICE management uses these measures to evaluate operating performance and management decisions made during the reporting period by excluding certain items that the company believes have less significance on, or do not impact, the day-to-day performance of the business. ICE’s internal budgets are based on adjusted net income attributable to ICE and adjusted earnings per share attributable to ICE, and the company periodically reports these measures to its Board of Directors. In addition, adjusted net income attributable to ICE is one of the criteria considered in determining performance-based compensation. ICE uses these adjusted measures because they more clearly highlight trends in the business that may not otherwise be apparent when relying solely on GAAP financial measures, since they eliminate from the company’s results specific financial items that have less bearing on ICE’s operating performance.

The following table reconciles our net income attributable to ICE to adjusted net income attributable to ICE and calculates adjusted earnings per common share attributable to ICE for the periods presented below.

Three Months Ended March 31, 2009
(In thousands, except per share amounts)
Net income attributable to ICE	$72,222
Add: Transaction costs incurred for the TCC acquisition	5,609
Add: Employee termination costs	2,902
Add: Costs incurred to vacate office space	2,980
Add: Start-up costs relating to the formation of ICE Trust	1,370
Less: Income tax benefit for these expenses	(5,071)

Adjusted net income attributable to ICE	$80,012

Earnings per common share on net income:
Basic	$0.99

Diluted	$0.98

Adjusted earnings per share attributable to ICE on adjusted net income:

Adjusted basic	$1.10

Adjusted diluted	$1.09

Weighted average common shares outstanding:
Basic	72,671

Diluted	73,606